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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): December 15, 2002

                                   VALESC INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                   0-31459                  23-3048857
     --------                   -------                  ----------
  (State or Other       (Commission File Number)        (IRS Employer
  Jurisdiction of                                   Identification Number)
   Incorporation)


                 2300 COIT ROAD, SUITE 300B, PLANO, TEXAS 75075
                 ----------------------------------------------
               (Address of principal executive offices) (zip code)

        Registrant's telephone number, including area code: (972)495-3900


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Item 2.  Acquisition or Disposition of Assets

On December 15, 2002, the Registrant purchased 100% of the capital stock of Morris Medical, Inc. d/b/a Medex, Inc., a Texas company ("Medex"), from Medex's parent, SMT Enterprises Corporation ("SMT"), in exchange for 650,000 shares of the Registrant's common stock (the "Acquisition") pursuant to a Share Purchase Agreement between the Registrant, Medex and SMT (the "Purchase Agreement"), attached as Exhibit 2.1 to this Report. The purchase price was determined based upon a multiple of Medex's previous years' gross profits.

Medex is operated by Edward Kraus, who serves as a director and as President. Joanne Kraus serves as a director and as Secretary of Medex. Edward and Joanne Kraus are the parents of Jeremy Kraus, the Registrant's Chief Executive Officer and director.

Edward Kraus is also the President of SMT and a director and owner of 29% of the outstanding capital stock of SMT. Robert Kraus, a director of SMT and owner of 22.5% of the outstanding capital stock of SMT, is the uncle of Jeremy Kraus, the Registrant's Chief Executive Officer and director.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of the business acquired will be filed by amendment within 75 days from the date of the Acquisition.

(b) Pro Forma Financial Information.

Pro Forma combined financial statements will be filed by amendment within 75 days from the date of the Acquisition.


The following exhibits are filed herewith:

2.1 Share Purchase Agreement dated December 15, 2002 by and among the Registrant, Medex, and SMT Enterprises Corporation for the acquisition of Medex by the Registrant.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Valesc Inc.
                                              (Registrant)


Date:  December 27, 2002                     By: /s/ Samuel Cohen
                                             --------------------
                                             Samuel Cohen
                                             President